Exhibit 10.1

EXECUTION VERSION

JOINDER AGREEMENT

JOINDER AGREEMENT dated as of August 20, 2018 by Bank of Montreal (the “Assuming Lender”), in favor of Goldman Sachs Middle Market Lending Corp., a Delaware corporation (the “Borrower”), and SunTrust Bank, as administrative agent under the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

The Borrower, the Lenders from time to time party thereto and the Administrative Agent are parties to a Senior Secured Revolving Credit Agreement, dated as of September 11, 2017 (as amended, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”).

Pursuant to Section 2.08(e) of the Credit Agreement, the Assuming Lender hereby agrees to (and does hereby) become a “Lender” under and for all purposes of the Credit Agreement with a Multicurrency Commitment equal to $50,000,000. Without limiting the foregoing, the Assuming Lender hereby agrees to be bound by and comply with all of the terms and provisions of the Credit Agreement applicable to it as a “Lender” thereunder.

Sections 9.06, 9.09 and 9.10 of the Credit Agreement apply to this Joinder Agreement mutatis mutandis.

IN WITNESS WHEREOF, the Assuming Lender has caused this Joinder Agreement to be duly executed and delivered as of the day and year first above written.

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BANK OF MONTREAL,

as Assuming Lender

By: /s/ Christopher L. Clark

Name: Christopher L. Clark

Title: Director

Signature Page to BMO Joinder Agreement

Accepted and agreed:

GOLDMAN SACHS MIDDLE MARKET

LENDING CORP.,

as Borrower

By: /s/Jonathan Lamm

Name: Jonathan Lamm

Title: Authorized Signatory

Signature Page to BMO Joinder Agreement

SUNTRUST BANK,

as Administrative Agent and an Issuing Bank

By: /s/ Doug Kennedy

Name: Doug Kennedy

Title: Director

Signature Page to BMO Joinder Agreement

BANK OF AMERICA, NATIONAL ASSOCIATION,

as an Issuing Bank

By: /s/ Manisha Kumar

Name: Manisha Kumar

Title: Vice President

Signature Page to BMO Joinder Agreement